SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
May 4, 2011
NYTEX ENERGY HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	53915	84-1080045
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)
12222 Merit Drive, Suite 1850
Dallas, Texas 75251
(Address of principal executive office)
972-770-4700
(Registrant’s telephone number, including area code)
None
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.04 Triggering Events that Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement
     As previously reported on the Form 10-K filed by NYTEX Energy Holdings, Inc. (the “Company”) for its fiscal year ended December 31, 2010, on April 13, 2011, PNC Bank, as lender, provided the Company formal written notice of default under the revolving credit, term loan and security agreement (“Senior Facility”) entered into by PNC Bank, and, among other parties, the Company’s wholly owned subsidiary, NYTEX FDF Acquisition, Inc. (“Acquisition Inc.”). In addition, on April 14, 2011, WayPoint Nytex, LLC (“WayPoint”) provided the Company with formal written notice of default under the Preferred Stock and Warrant Purchase Agreement (“WayPoint Purchase Agreement”) that was entered into as part of our acquisition of Francis Drilling Fluids, Ltd. (“FDF”). The Senior Facility and WayPoint Purchase Agreement contain certain reporting and financial covenants. As a result of difficulties incurred in integrating the Company’s acquisition of FDF and due to higher than anticipated capital expenditures at FDF, several reporting and financial covenants under the Senior Facility and WayPoint Purchase Agreement were not met measured as of November 30, 2010 and February 28, 2011. Failure to meet the covenants under the respective agreements constitutes a default, leading to PNC Bank and WayPoint providing the Company with formal written notices of default.
     On May 4, 2011, WayPoint provided formal written notice (“Put Notice”) to the Company of its election to cause the Company to (i) repurchase warrants issued to WayPoint (“Warrants”) that, in the aggregate, allow WayPoint to purchase that number of shares of the Company’s common stock to equal 51% of the Company’s fully diluted capital stock then outstanding, (ii) the 20,750 shares of Senior Series A Redeemable Preferred Stock of Acquisition Inc. owned by WayPoint, and (iii) one share of Series B Preferred Stock of the Company owned by WayPoint, for an aggregate purchase price of $30,000,000 within five business days following the date of the Put Notice. The Company does not anticipate having the funds available to satisfy this Put Notice in a timely manner, but continues to negotiate with WayPoint to remedy the defaults and resolve WayPoint’s demands in the Put Notice. However, there are no assurances that the Company will be successful in these negotiations, and WayPoint has reserved all other rights, remedies, actions and powers to which WayPoint may be entitled.
Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit 99.1.	Put Election Notice, dated May 4, 2011, from WayPoint Nytex, LLC to NYTEX Energy Holdings, Inc.

     SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 10, 2011	NYTEX ENERGY HOLDINGS, INC.
/s/ Kenneth K. Conte
Kenneth K. Conte,
Executive Vice President and CFO